Interactive Intelligence Announces Preliminary Second-Quarter 2014 Results

INDIANAPOLIS, July 15, 2014 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services designed to improve the customer experience, has reported preliminary results for its second quarter ended June 30, 2014.

Total revenues in the quarter are expected to be between $78 and $80 million, compared to the company’s prior guidance of $86 to $88 million for the quarter, due to lower than anticipated product revenues. These expected revenues compare to total revenues of $76.2 million in the second quarter of 2013.

Total orders in the 2014 second quarter, excluding the largest cloud-based order in the company’s history that was received in the same quarter last year, increased by 12 percent year-over-year, with cloud-based orders up 68 percent and representing 52 percent of total orders. With this large cloud-based order included, total orders decreased 38 percent.

“Certain large on-premises deals that we had expected to be signed during the quarter were delayed and we continued to defer revenues from two sizable contracts signed in prior periods that we had expected to recognize during the second quarter,” said Interactive Intelligence founder and CEO Dr. Donald Brown. “While we continue to examine all aspects of our performance in the quarter, our company’s global salesforce is working with the largest pipeline we’ve ever had, and we continue to see growth in our cloud business. We remain confident in our ability to gain market share and further strengthen our competitive position with the release of our new multi-tenant PureCloud services in the fall.”

The company expects to report a non-GAAP* operating loss for the quarter of between $6 and $7 million, compared to its guidance anticipating near break-even operations. The company expects to report a GAAP operating loss of between $11 and $12 million. Preliminary second-quarter 2014 non-GAAP operating loss excludes stock-based compensation expense of $3.7 million and certain acquisition-related expenses and the amortization of intangible assets of $1.2 million.

The company has not completed its normal review process for the quarter ended June 30, 2014. As a result, these preliminary results may be subject to adjustments and could materially change.

Conference Call Wednesday, July 16, 2014 at 8 a.m. EDT

Interactive Intelligence will host a conference call to discuss these preliminary results on Wednesday, July 16, 2014 at 8 a.m. Eastern time (EDT) featuring Dr. Brown and the company's CFO Stephen R. Head. A live Q&A session will follow opening remarks. To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence conference call”. The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

Interactive Intelligence to Announce Final Second-Quarter 2014 Financial Results

Interactive Intelligence plans to release its final second-quarter 2014 results after the market closes Aug. 4, 2014. It will host an earnings call Aug. 4, 2014 at 4:30 p.m. EDT featuring Dr. Brown and Stephen Head. A live Q&A session will follow opening remarks. To access the teleconference, dial 1.877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence second-quarter financial results call." The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com/. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of software and services designed to improve the customer experience. The company’s 6,000-plus customers worldwide have benefitted from its cloud and on-premises solutions for contact center, unified communications, and business process automation. Interactive Intelligence is among Software Magazine’s 2013 Top 500 Global Software and Service Providers, and has received a Frost & Sullivan Company of the Year Award for the last five consecutive years. In addition, Glassdoor honored Interactive Intelligence with its 2014 Employees’ Choice Award as one of the Best Places to Work in the U.S., and Mashable ranked Interactive Intelligence second on its 2014 list of the Seven Best Tech Companies to Work For. The company was founded in 1994 and employs more than 2,000 people worldwide. Interactive Intelligence is headquartered in Indianapolis, Indiana and has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. It can be reached at +1 317.872.3000 or info@inin.com. Visit Interactive Intelligence on the Web at www.inin.com; on Twitter at www.inin.com/twitter; on Facebook at www.inin.com/facebook; or on LinkedIn at www.inin.com/linkedin.

*Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense, certain acquisition-related expenses and the amortization of intangible assets. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and the amortization of intangible assets are non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses and the amortization of intangible assets can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses and the amortization of intangible assets for its internal budgets.

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; worldwide economic conditions and their impact on customer purchasing decisions; the company’s ability to improve its brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

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Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

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